Exhibit 99.1

CTN MEDIA RECEIVES DELISTING NOTICE FROM NASDAQ

ATLANTA, GA - September 12, 2002 - CTN Media Group Inc. (NASDAQ: UCTN), today reported that it has received a Nasdaq Staff Determination dated September 5, 2002 indicating that the Company has failed to comply with either the minimum net tangible assets and the minimum stockholders’ equity requirements for continued listing on the Nasdaq SmallCap Market as set forth in Marketplace Rule 4310(c)(2)(B) and therefore its common stock is subject to delisting from the Nasdaq SmallCap Market.  Although the Company has the right to appeal Nasdaq’s determination, it does not intend to do so.  Accordingly, the Company’s common stock will be delisted from the Nasdaq SmallCap Market as of the opening of business on September 13, 2002.  The Company expects its common stock will trade on the Over-the-Counter Bulletin Board (OTC BB) under the same symbol following its delisting from the Nasdaq SmallCap Market.

For further information, please contact Patrick Doran, Chief Financial Officer at (404) 256-4444, or Thomas Rocco, President at (212) 980-6600.